Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-140803, 333-145126, and 333-147751 on Form SB-2 of Daystar Technologies, Inc. of our reports dated March 13, 2009 relating to our audits of the financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of DayStar Technologies, Inc. for the year ended December 31, 2008.

/s/    Hein & Associates LLP

HEIN & ASSOCIATES LLP

Irvine, California

March 13, 2009